As filed with the Securities and Exchange Commission on September 17, 2008

Registration No. 333-152688

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

World Am, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	90-0142757
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4340 Von Karman Avenue
Suite 200
Newport Beach, CA 92660
(Address of Principal Executive Offices, Including Zip Code)
____________________

First Amended 2008 Non-Qualified Stock Grant and Option Plan
Various Consulting Agreements and Employee Compensation
(Full Title of the Plan)
____________________

C. Robert Kline
4340 Von Karman Avenue
Suite 200
Newport Beach, CA 92660
(949) 955-5355
(Name, Address, and Telephone Number of Agent for Service)

COPIES TO:

Craig V. Butler, Esq.
The Lebrecht Group, APLC
9900 Research Drive
Irvine, California 92618
(949) 635-1240

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐   Accelerated filer ☐

Non-accelerated filer ☐    Smaller reporting company  ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001	120,000,000(1)	$0.002(5)	$240,000	$9.44
Common Stock, par value $0.0001	12,000,000(2)	$0.007(2)	$84,000	$3.30(4)
Common Stock, par value $0.0001	4,275,655(3)	$0.007(3)	$29,930	$1.18(4)
Total Registration Fee	136,275,655	$0.0025	$353,930	$13.92(4)

(1)
These securities to be registered represent shares of Common Stock reserved for issuance under the First Amended World Am, Inc. 2008 Non-Qualified Company Stock Grant and Option Plan (the “Plan”). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend, or similar transaction, are also being registered hereunder.

(2)
The shares represent shares of Common Stock previously registered for issuance under the Plan. Offering price estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask-prices as reported by the NASDAQ Over-The-Counter Bulletin Board on July 11, 2008. Number of shares and offering price adjusted for a 1-for-10 reverse stock split, effective September 12, 2008.

(3)
These securities represent shares of Common Stock previously registered (adjusted for a 1-for-10 reverse stock split) and issued to consultants or employees as compensation under our agreements with those individuals. Offering price estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask-prices as reported by the NASDAQ Over-The-Counter Bulletin Board on July 11, 2008. Number of shares and offering price adjusted for a 1-for-10 reverse stock split, effective September 12, 2008.

(4)	Of the Registration Fees, $4.48 was previously paid with the original filing.
(5)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask-prices as reported by the NASDAQ Over-The-Counter Bulletin Board on September 16, 2008.

.

EXPLANATORY NOTE

The purpose of this post-effective amendment to the Registration Statement on Form S-8, File No. 333-152688, filed with the Securities and Exchange Commission on August 1, 2008, is to file an amendment to the World Am, Inc. 2008 Non-Qualified Company Stock Grant and Option Plan to reflect an increase the number of shares back to the original 120,000,000 shares in the Plan following a 1-for-10 reverse stock split, effective September 12, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

(i)	The Registrant’s Annual Report dated April 11, 2008 on Form 10-KSB for the year ended December 31, 2007, filed with the Commission on April 15, 2008.

(ii)	The Registrant’s Quarterly Report dated May 15, 2008 on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 15, 2008.

(iii)	The Registrant’s Quarterly Report dated August 14, 2008 on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 14, 2008.

(iv)
All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

The Company’s authorized capital stock consists of 1,500,000,000 shares of Common Stock, par value $0.0001 and 80,000,000 shares of Preferred Stock, par value $0.0001.

The holders of Common Stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors or any other matter.

The holders of Common Stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The current policy of the Board of Directors, however, is to retain earnings, if any, for the operation and expansion of the Company’s business.

Upon liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution, after payment of or provision for all debts and liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights under the Company’s Articles of Incorporation, as amended. There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

As of September 10, 2008, The Lebrecht Group, APLC, and its principals, own -0- shares of World Am, Inc. common stock.

Item 6. Indemnification of Directors and Officers.

The Corporation Laws of the State of Nevada and the Company’s Bylaws provide for indemnification of the Company’s Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company’s Articles of Incorporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits
3.1	Articles of Incorporation, dated July 5, 2002 (incorporated by reference to Exhibit 3.1 of the Form 10-QSB/A filed on February 5, 2004).

3.2	Certificate of Amendment to Articles of Incorporation, dated August 20, 2002 (incorporated by reference to Exhibit 3.2 of the Form 10-QSB/A filed on February 5, 2004).

3.3	Certificate of Amendment to Articles of Incorporation, dated December 20, 2002 (incorporated by reference to Exhibit 3.3 of the Form 10-QSB/A filed on February 5, 2004).

3.4	Certificate of Amendment to Articles of Incorporation, dated August 2, 2004 (incorporated by reference to Exhibit 3.4 of the Form 10-QSB filed on August 20, 2004).

3.5	Certificate of Amendment of Articles of Incorporation, dated November 8, 2004 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on November 16, 2004).

3.6	Certificate of Amendment of Articles of Incorporation, dated December 1, 2004 (incorporated by reference to Exhibit 3.2 of the Form 8-K filed on November 16, 2004).

3.7	Bylaws, dated May 15, 2000 (incorporated by reference to Exhibit 3.2 of the Form 8-K12g-3 filed on May 16, 2000).

4.1	Employee Stock Incentive Plan, dated January 22, 2001 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on January 29, 2001).

4.2	Non-Employee Directors and Consultants Retainer Stock Plan, dated January 5, 2001 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on January 29, 2001).

4.3	Common Stock Purchase Agreement between us and Four Way Associates, Inc., dated June 1, 2001 (incorporated by reference to Exhibit 4.3 of the Form SB-2 filed on August 28, 2001).

4.4	Amended and Restated Employee Stock Incentive Plan, dated November 20, 2001 (incorporated by reference to Exhibit 4.1 of the Form S-8 POS filed on January 31, 2002).

4.5	Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan, dated November 20, 2001 (incorporated by reference to Exhibit 4.2 of the Form S-8 POS filed on January 31, 2002).

4.6	2002 Non-Employee Directors and Consultants Retainer Stock Plan, dated September 12, 2002 (incorporated by reference to Exhibit 4 of the Form S-8 filed on September 18, 2002).

4.7	2002 Stock Compensation Plan, dated December 16, 2002 (incorporated by reference to Exhibit 4 of the Form S-8 filed on December 23, 2002).

4.8	2003 Consultants Stock Compensation Plan dated August 19, 2003 (incorporated by reference to Exhibit 4 of the Form S-8 filed on August 22, 2003).

4.9	2003 Non-Qualified Stock Option Plan, dated September 29, 2003 (incorporated by reference to Exhibit 4 of the Form S-8 filed on October 1, 2003).

4.10
Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 2), dated February 10, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on February 13, 2004).

4.11
Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 3), dated June 1, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on June 10, 2004).

4.12	Amended and Restated Employee Stock Incentive Plan (Amendment No. 2), dated July 15, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on August 6, 2004).

4.13
Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 4), dated October 12, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on October 19, 2004).

4.14
Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 5), dated December 1, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on December 13, 2004).

4.15	Amended and Restated Employee Stock Incentive Plan (Amendment No. 3), dated October 17, 2005 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on December 6, 2005).

4.16
Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 6), dated December 22, 2005 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on January 6, 2006).

4.17	Securities Purchase Agreement between the Company and Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.1 of the Form 8-K filed on February 10, 2006).

4.18	6¾% Convertible Debenture issued to Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.2 of the Form 8-K filed on February 10, 2006).

4.19
Warrant to Purchase Common Stock (due January 6, 2009) issued to Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.3 of the Form 8-K filed on February 10, 2006).

4.20
Warrant to Purchase Common Stock (due January 6, 2011) issued to Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.4 of the Form 8-K filed on February 10, 2006).

4.21	Registration Rights Agreement between the Company and Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.5 of the Form 8-K filed on February 10, 2006).

4.22	Addendum to Convertible Debenture and Warrant To Purchase Common Stock, dated February 7, 2006 (incorporated by reference to Exhibit 4.6 of the Form 8-K filed on February 10, 2006).

4.23	Amended and Restated Employee Stock Incentive Plan (Amendment No. 4), dated February 7, 2006 incorporated by reference to Exhibit 4 of the Form S-8 POS filed on February 14, 2006).

4.24	Cancellation Letter between the Company and Golden Gate Investors, Inc., dated June 14, 2006 (incorporated by reference to Exhibit 4.7 of the Form 8-K/A filed on June 27, 2006).

4.25	Securities Purchase Agreement between the Company and La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to Exhibit 4.8 of the Form 8-K/A filed on June 27, 2006).

4.26	6¾% Convertible Debenture issued to La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to Exhibit 4.9 of the Form 8-K/A filed on June 27, 2006).

4.27	Warrant to Purchase Common Stock (due June 19, 2009) issued to La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to Exhibit 4.10 of the Form 8-K/A filed on June 27, 2006).

4.28	Warrant to Purchase Common Stock (due June 19, 2011) issued to La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to Exhibit 4.11 of the Form 8-K/A filed on June 27, 2006).

4.29	Registration Rights Agreement between the Company and La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to Exhibit 4.12 of the Form 8-K/A filed on June 27, 2006).

4.30	Additional Transaction Letter between the Company and La Jolla Cove Investors, Inc., dated June 22, 2006 (incorporated by reference to Exhibit 4.13 of the Form 8-K/A filed on June 27, 2006).

4.31	2007 World Am, Inc. Stock Option Plan, dated January 2, 2007 (incorporated by reference to Exhibit 4.31 of the Form 10-KSB filed on April 15, 2008).

4.32	Certificate of Designation of Series B Convertible Preferred Stock of World Am, Inc., filed on August 16, 2005 (incorporated by reference to Exhibit 10.1 of the Form 8-K/A filed on September 7, 2005).

4.33	World Am, Inc. 2008 Non-Qualified Company Stock Grant and Option Plan (the “Plan”) (incorporated by reference from Registration Statement on Form S-8 filed on August 1, 2008).

4.34	Form of Non Statutory Stock Option Agreement relating to options granted under the Plan (incorporated by reference from Registration Statement on Form S-8 filed on August 1, 2008).

4.35	Form of Common Stock Purchase Agreement relating to stock granted under the Plan (incorporated by reference to Registration Statement on Form S-8 filed on August 1, 2008).

4.36	First Amendment to World Am, Inc. 2008 Non-Qualified Company Stock Grant and Option Plan.

5.1	Opinion of The Lebrecht Group, APLC

23.1	Consent of The Lebrecht Group, APLC (included in Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP

23.3	Consent of L.L. Bradford & Company, LLC

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, CA.

World Am, Inc.

Dated: September 17, 2008		/s/ C. Robert Kline
	By:	C. Robert Kline
Chief Executive Officer and Chief Financial Officer

Dated: September 17, 2008		/s/ James R. Largent
	By:	James R. Largent
Secretary

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: September 17, 2008	/s/ C. Robert Kline
By: C. Robert Kline, Chairman

Dated: September 17, 2008	/s/ James R. Largent
By: James R. Largent, Director

Dated: September 17, 2008	/s/ David J. Barnes
By: David J. Barnes, Director